  As filed with the Securities and Exchange Commission on September 13, 1999

                                      Registration Statement No. 333-86089
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------

                                PLUG POWER INC.
            (Exact Name of Registrant as Specified in its Charter)

        Delaware                     3629                     22-3672377
                         (Primary Standard Industrial      (I.R.S. Employer
     (State or Other      Classification Code Number)     Identification No.)
      Jurisdiction
   of Incorporation or
      Organization)

                               ----------------

                            968 Albany-Shaker Road
                               Latham, NY 12110
                                (518) 782-7700
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive office)

                               ----------------

                                Gary Mittleman
                     President and Chief Executive Officer
                                Plug Power Inc.
                            968 Albany-Shaker Road
                               Latham, NY 12110
                                (518) 782-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  Copies to:
         Stuart M. Cable, P.C.                  David C. Chapin, Esq.
      Robert P. Whalen, Jr., Esq.                   Ropes & Gray
      Goodwin, Procter & Hoar llp              One International Place
            Exchange Place                   Boston, Massachusetts 02110
   Boston, Massachusetts 02109-2881                (617) 951-7000
            (617) 570-1000

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             EXPLANATORY NOTE

  Plug Power has prepared this Amendment No. 1 for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. Amendment No. 1 does not modify any provision of the Prospectus included in the Registration Statement; accordingly, the related Cross-Reference Sheet and such Prospectus have not been included herein.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the estimated expenses payable by us in connection with the offering (excluding underwriting discounts and commissions):

    Nature of Expense                                                   Amount
    -----------------                                                   -------
SEC Registration Fee................................................... $32,610
NASD Filing Fee........................................................  12,230
Nasdaq National Market Listing Fee.....................................  66,875
Accounting Fees and Expenses...........................................       *
Legal Fees and Expenses................................................       *
Printing Expenses......................................................       *
Blue Sky Qualification Fees and Expenses...............................       *
Transfer Agent's Fee...................................................       *
Miscellaneous..........................................................       *
                                                                        -------
  TOTAL................................................................
                                                                        =======

  The amounts set forth above, except for the Securities and Exchange Commission and National Association of Securities Dealers, Inc. fees, are in each case estimated.

*  To be completed by amendment.

Item 14. Indemnification of Directors and Officers

  In accordance with Section 145 of the Delaware General Corporation Law,
Article VII of our amended and restated certificate of incorporation provides that no director of Plug Power shall be personally liable to Plug Power or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Plug Power or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or
(4) for any transaction from which the director derived an improper personal benefit. In addition, our amended and restated certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

  Article V of our amended and restated by-laws provides for indemnification by Plug Power of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Plug Power, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

Item 15. Recent Sales of Unregistered Securities

  Since its formation in June 1997, Plug Power has issued the following securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). The shares of capital stock and other securities issued in the following transactions were offered and sold in reliance upon the following exemptions: (i) in the case of the transactions described in (a) below, Section 4(2) of the Securities Act or Regulation D promulgated thereunder relative to sales by an issuer not involving a public offering; and (ii) in the case of the transactions described in (b) below, Section 3(b) of the Securities Act and Rule 701 promulgated thereunder relative to sales pursuant to certain compensatory benefits plans.

(a)  Issuance of Capital Stock:

   (i) In June 1997, Plug Power sold 4,750,000 shares of its common stock for an aggregate purchase price of $4,750,000 to Edison Development.

   (ii) In June 1997, Plug Power sold 4,750,000 shares of its common stock for an aggregate purchase price of $4,750,000 to Mechanical Technology.

   (iii) In April 1998, Plug Power sold 2,250,000 shares of its common stock for an aggregate purchase price of $2,250,000 to Edison Development Corporation.

   (iv) In April 1998, Plug Power sold options to purchase an aggregate of 250,000 shares of its common stock at an exercise price of $1.00 per share to Mechanical Technology for a purchase price of $21,250.

   (v) In June 1998, Plug Power sold 2,000,000 shares of its common stock for an aggregate purchase price of $2,000,000 to Edison Development.

   (vi) In June 1998, Plug Power sold 2,000,000 shares of its common stock in consideration of a below-market real estate leasehold interest to Mechanical Technology.

   (vii) In June 1998, Plug Power sold options to purchase an aggregate of 2,000,000 shares of its common stock at an exercise price of $1.00 per share to Mechanical Technology for a purchase price of $170,000.

   (viii) In August 1998, Plug Power sold 200,000 shares of its common stock for an aggregate purchase price of $1,000,000 to Edison Development.

   (ix) In August 1998, Plug Power sold 200,000 shares of its common stock for an aggregate purchase price of $1,000,000 to Mechanical Technology.

   (x) In October 1998, Plug Power sold 200,000 shares of its common stock for an aggregate purchase price of $1,000,000 to Edison Development.

   (xi) In October 1998, Plug Power sold 200,000 shares of its common stock for an aggregate purchase price of $1,000,000 to Mechanical Technology.

   (xii) In November 1998, Plug Power sold 200,000 shares of its common stock for an aggregate purchase price of $1,000,000 to Edison Development.

   (xiii) In November 1998, Plug Power sold 200,000 shares of its common stock for an aggregate purchase price of $1,000,000.

   (xiv) In December 1998, Plug Power sold 100,000 shares of its common stock for an aggregate purchase price of $500,000 to Edison Development.

   (xv) In December 1998, Plug Power sold 100,000 shares of its common stock for an aggregate purchase price of $500,000 to Mechanical Technology.

   (xvi) In January 1999, Plug Power sold 100,000 shares of Plug Power's common stock for an aggregate purchase price of $500,000 to Edison Development.

   (xvii) In January 1999, Plug Power sold 100,000 shares of Plug Power's common stock for an aggregate purchase price of $500,000 to Mechanical Technology.

   (xviii) In January 1999, pursuant to an Equity Contribution and Warrant Agreement, Plug Power granted each of Mechanical Technology and Edison Development warrants to purchase up to 3,000,000 shares of Plug Power's common stock at an exercise price of $7.50 per share.

   (xix) In February 1999, Plug Power sold 200,000 shares of Plug Power's common stock for an aggregate purchase price of $1,000,000 to Edison Development.

   (xx) In February 1999, Plug Power sold 200,000 shares of Plug Power's common stock for an aggregate purchase price of $1,000,000 to Mechanical Technology.

   (xxi) In February 1999, Plug Power sold 2,250,000 shares of Plug Power's common stock to GE On-Site Power, Inc. in consideration of Plug Power's receipt of a 25% interest in GE Fuel Systems, LLC.

   (xxii) In February 1999, Plug Power sold 1,440,000 shares of Plug Power's common stock for an aggregate purchase price of $9,600,000 to Michael Cudahy.

   (xxiii) In February 1999, Plug Power granted warrants to purchase an aggregate of 400,000 shares of Plug Power's common stock to Michael Cudahy at an exercise price of $8.50 per share.

   (xxiv) In February 1999, Plug Power sold 60,000 shares of Plug Power's common stock for an aggregate purchase price of $400,000 to Kevin Lindsey.

   (xxv) In February 1999, Plug Power granted a warrant to purchase up to 3,000,000 shares of Plug Power's common stock to GE On-Site Power, Inc. at an exercise price of $12.50 per share.

   (xxvi) In March 1999, Plug Power issued 2,250,000 shares of Plug Power's common stock to Mechanical Technology upon the exercise of its outstanding options in consideration of the application by Mechanical Technology of certain non-cash research credits towards the exercise price.

   (xxvii) In April 1999, Plug Power sold 299,850 shares of Plug Power's common stock for an aggregate purchase price of $2,000,000 to Antaeus Enterprises, Inc.

   (xxviii) In April 1999, Plug Power sold 1,000,000 shares of Plug Power's common stock for an aggregate purchase price of $6,670,000 to Southern California Gas Company.

   (xxix) In April 1999, Plug Power granted warrants to purchase an aggregate of 350,000 shares of Plug Power's common stock to Southern California Gas Company at an exercise price of $8.50 per share.

   (xxx) In June 1999, Plug Power sold 704,315 shares of Plug Power's common stock for an aggregate purchase price of $4,697,782 to Edison Development.

   (xxxi) In June 1999, Plug Power sold 704,315 shares of Plug Power's common stock in consideration of the net asset value of certain real estate to Mechanical Technology.

(b) Grants of Stock Options (i) As of August 2, 1999, options to purchase 3,346,789 shares of common stock were outstanding under Plug Power's 1999 Stock Option Plan of which options to purchase 1,210,180 shares are exercisable within 60 days of such date. None of the outstanding options had been exercised. All such options were granted between June 1997 and July 1999 to officers, directors, employees, consultants and advisors of Plug Power.

Item 16. Exhibits and Financial Statement Schedules

 Exhibit                                                                   Page
 Number  Description                                                       No.
 ------- ---------------------------------------------------------------   ----
  *1.1   Form of Underwriting Agreement.
  *2.1   Agreement and Plan of Merger by and between Plug Power and Plug
         Power, LLC, a Delaware limited liability company, dated as of
         August 16, 1999 (excluding schedules, which Plug Power agrees to furnish supplementally to the Commission upon request).
  .3.1   Certificate of Incorporation of Plug Power.
  *3.2   Amended and Restated Certificate of Incorporation of Plug Power
         (to be filed immediately prior to the consummation of the
         offering referred to in the Registration Statement).
  .3.3   By-laws of Plug Power.
  *3.4   Amended and Restated By-laws of Plug Power (to be filed
         immediately prior to the consummation of the Offering Referred to in the Registration Statement).
  *4.1   Specimen certificate for shares of common stock, $.01 par
         value, of Plug Power.
  *5.1   Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered.
 +10.1   Amended and Restated Limited Liability Company Agreement of GE
         Fuel Cell Systems, LLC, dated February 3, 1999, between GE On-
         Site Power, Inc. and Plug Power, LLC.
  10.2   Contribution Agreement, dated as of February 3, 1999, by and between GE On-Site Power, Inc. and Plug Power, LLC.
 +10.3   Trademark and Trade Name Agreement, dated as of February 2,
         1999, between General Electric Company and GE Fuel Cell
         Systems, LLC.
 +10.4   Trademark Agreement, dated as of February 2, 1999, between Plug
         Power LLC and GE Fuel Cell Systems, LLC.
 +10.5   Distributor Agreement, dated as of February 2, 1999, between GE
         Fuel Cell Systems, LLC and Plug Power, LLC.
  10.6   Side letter agreement, dated February 3, 1999, between General
         Electric Company and Plug Power LLC.
  10.7   Mandatory Capital Contribution Agreement, dated as of January
         26, 1999, between Edison Development Corporation, Mechanical
         Technology Incorporated and Plug Power, LLC and amendments thereto, dated August 25, 1999 and August 26, 1999.
  10.8   LLC Interest Purchase Agreement, dated as of February 16, 1999, between Plug Power, LLC and Michael J. Cudahy.
  10.9   Warrant Agreement, dated as of February 16, 1999, between Plug
         Power, LLC and Michael J. Cudahy and amendment thereto, dated
         July 26, 1999.
  10.10  LLC Interest Purchase Agreement, dated as of February 16, 1999, between Plug Power, LLC and Kevin Lindsey.
  10.11  LLC Interest Purchase Agreement, dated as of April 1, 1999, between Plug Power, LLC and Antaeus Enterprises, Inc.
  10.12  LLC Interest Purchase Agreement, dated as of April 9, 1999, between Plug Power, LLC and Southern California Gas Company.
  10.13  Warrant Agreement, dated as of April 9, 1999, between Plug
         Power, LLC and Southern California Gas Company and amendment thereto, dated August 26, 1999.
 +10.14  Agreement, dated as of June 26, 1997, between the New York
         State Energy Research and Development Authority and Plug Power
         LLC, and amendments thereto dated as of December 17, 1997 and
         March 30, 1999.
 +10.15  Agreement, dated as of January 25, 1999, between the New York
         State Energy Research and Development Authority and Plug Power
         LLC.

 Exhibit                                                                   Page
 Number  Description                                                       No.
 ------- ---------------------------------------------------------------   ----
 +10.16  Agreement, dated as of September 30, 1997, between Plug Power
         LLC and the U.S. Department of Energy.
 +10.17  Cooperative Agreement, dated as of September 30, 1998, between the National Institute of Standards and Technology and Plug
         Power, LLC, and amendment thereto dated May 10, 1999.
  10.18  Joint venture agreement, dated as of June 14, 1999 between Plug
         Power, LLC, Polyfuel, Inc., and SRI International.
 +10.19  Cooperative Research and Development Agreement, dated as of
         February 12, 1999, between Plug Power, LLC and U.S. Army Benet
         Laboratories.
 +10.20  Nonexclusive License Agreement, dated as of April 30, 1993, between Mechanical Technology Incorporated and the Regents of
         the University of California.
 +10.21  Development Collaboration Agreement, dated as of July 30, 1999, by and between Joh. Vaillant GMBH. U. CO. and Plug Power, LLC.
  10.22  Agreement of Sale, dated as of June 23, 1999, between
         Mechanical Technology, Incorporated and Plug Power LLC.
  10.23  Assignment and Assumption Agreement, dated as of July 1, 1999, between the Town of Colonie Industrial Development Agency,
         Mechanical Technology, Incorporated, Plug Power, LLC, KeyBank,
         N.A., and First Albany Corporation.
  10.24  Replacement Reimbursement Agreement, dated as of July 1, 1999, between Plug Power, LLC and KeyBank, N.A.
 *10.25  Installment Sale Agreement, dated as of July 1, 1999, between the Town of Colonie Industrial Development Agency and Plug
         Power LLC.
  10.26  Trust Indenture, dated as of December 1, 1998, between the Town of Colonie Industrial Development Agency and Manufacturers and
         Traders Trust Company, as trustee.
 +10.27  Distribution Agreement, dated as of June 27, 1997, between Plug
         Power, LLC and Edison Development Corporation.
 .10.28  Agreement, dated as of June 27, 1999, between Plug Power, LLC and Gary Mittleman.
 .10.29  Agreement, dated as of June 8, 1999, between Plug Power, LLC and Louis R. Tomson.
 .10.30  Agreement, dated as of August 6, 1999, between Plug Power, LLC and Gregory A. Silvestri.
 .10.31  Agreement, dated as of August 12, 1999, between Plug Power, LLC and William H. Largent.
 .10.32  Agreement, dated as of August 20, 1999, between Plug Power, LLC and Dr. Manmohan Dhar.
 *10.33  1999 Stock Option and Incentive Plan
 *10.34  Employee Stock Purchase Plan
 +10.35  Agreement, dated as of August 27, 1999, by Plug Power, LLC,
         Plug Power Inc., GE On-Site Power, Inc., GE Power Systems
         Business of General Electric Company, and GE Fuel Cell Systems,
         L.L.C.
 *11.1   Computation of Income per common share
 *23.1   Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)
 *23.2   Consent of PricewaterhouseCoopers LLP.
 .24.1   Powers of Attorney (included on signature page).
 *27.1   Financial Data Schedule.
 .99.1   Consent of Robert L. Nardelli.

--------
*  To be filed by amendment to this registration statement.

+  Confidential Treatment requested.

 .  Previously filed.

  (b) Financial Statement Schedules

  All schedules have been omitted because they are not required or because the required information is given in the Financial Statements or Notes to those statements.

Item 17. Undertakings

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Latham, State of New York, on September 9, 1999.

                                          PLUG POWER INC.

                                          By: /s/ Gary Mittleman
                                          -----------------------------

                                          Gary Mittleman

                                          President and Chief Executive
                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                        Title                         Date

/s/ Gary Mittleman               President, Chief Executive    September 9,
-------------------------        Officer and Director          1999
Gary Mittleman                   (Principal Executive Officer)

/s/ Ana-Maria Galeano            Secretary                     September 9,
-------------------------                                      1999
Ana-Maria Galeano

                               EXHIBIT INDEX

 Exhibit
 Number  Description
 ------- ----------------------------------------------------------------------
  *1.1   Form of Underwriting Agreement.
  *2.1   Agreement and Plan of Merger by and between Plug Power and Plug Power,
         LLC, a Delaware limited liability company, dated as of August 16, 1999
         (excluding schedules, which Plug Power agrees to furnish
         supplementally to the Commission upon request).
  .3.1   Certificate of Incorporation of Plug Power.
  *3.2   Amended and Restated Certificate of Incorporation of Plug Power (to be
         filed immediately prior to the consummation of the offering referred to in the Registration Statement).
  .3.3   By-laws of Plug Power.
  *3.4   Amended and Restated By-laws of Plug Power (to be filed immediately prior to the consummation of the Offering Referred to in the
         Registration Statement).
  *4.1   Specimen certificate for shares of common stock, $.01 par value, of
         Plug Power.
  *5.1   Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered.
 +10.1   Amended and Restated Limited Liability Company Agreement of GE Fuel
         Cell Systems, LLC, dated February 3, 1999, between GE On-Site Power,
         Inc. and Plug Power, LLC.
  10.2   Contribution Agreement, dated as of February 3, 1999, by and between
         GE On-Site Power, Inc. and Plug Power, LLC.
 +10.3   Trademark and Trade Name Agreement, dated as of February 2, 1999, between General Electric Company and GE Fuel Cell Systems, LLC.
 +10.4   Trademark Agreement, dated as of February 2, 1999, between Plug Power
         LLC and GE Fuel Cell Systems, LLC.
 +10.5   Distributor Agreement, dated as of February 2, 1999, between GE Fuel
         Cell Systems, LLC and Plug Power, LLC.
  10.6   Side letter agreement, dated February 3, 1999, between General
         Electric Company and Plug Power LLC.
  10.7   Mandatory Capital Contribution Agreement, dated as of January 26,
         1999, between Edison Development Corporation, Mechanical Technology
         Incorporated and Plug Power, LLC and amendments thereto, dated August
         25, 1999 and August 26, 1999.
  10.8   LLC Interest Purchase Agreement, dated as of February 16, 1999, between Plug Power, LLC and Michael J. Cudahy.
  10.9   Warrant Agreement, dated as of February 16, 1999, between Plug Power,
         LLC and Michael J. Cudahy and amendment thereto, dated July 26, 1999.
  10.10  LLC Interest Purchase Agreement, dated as of February 16, 1999, between Plug Power, LLC and Kevin Lindsey.
  10.11  LLC Interest Purchase Agreement, dated as of April 1, 1999, between
         Plug Power, LLC and Antaeus Enterprises, Inc.
  10.12  LLC Interest Purchase Agreement, dated as of April 9, 1999, between
         Plug Power, LLC and Southern California Gas Company.
  10.13  Warrant Agreement, dated as of April 9, 1999, between Plug Power, LLC and Southern California Gas Company and amendment thereto, dated
         August 26, 1999.
 +10.14  Agreement, dated as of June 26, 1997, between the New York State
         Energy Research and Development Authority and Plug Power LLC, and
         amendments thereto dated as of December 17, 1997 and March 30, 1999.
 +10.15  Agreement, dated as of January 25, 1999, between the New York State
         Energy Research and Development Authority and Plug Power LLC.
 +10.16  Agreement, dated as of September 30, 1997, between Plug Power LLC and the U.S. Department of Energy.

 Exhibit
 Number  Description
 ------- ----------------------------------------------------------------------
 +10.17  Cooperative Agreement, dated as of September 30, 1998, between the
         National Institute of Standards and Technology and Plug Power, LLC,
         and amendment thereto dated May 10, 1999.
  10.18  Joint venture agreement, dated as of June 14, 1999 between Plug Power,
         LLC, Polyfuel, Inc., and SRI International.
 +10.19  Cooperative Research and Development Agreement, dated as of February
         12, 1999, between Plug Power, LLC and U.S. Army Benet Laboratories.
 +10.20  Nonexclusive License Agreement, dated as of April 30, 1993, between
         Mechanical Technology Incorporated and the Regents of the University
         of California.
 +10.21  Development Collaboration Agreement, dated as of July 30, 1999, by and between Joh. Vaillant GMBH. U. CO. and Plug Power, LLC.
  10.22  Agreement of Sale, dated as of June 23, 1999, between Mechanical
         Technology, Incorporated and Plug Power LLC.
  10.23  Assignment and Assumption Agreement, dated as of July 1, 1999, between the Town of Colonie Industrial Development Agency, Mechanical
         Technology, Incorporated, Plug Power, LLC, KeyBank, N.A., and First
         Albany Corporation.
  10.24  Replacement Reimbursement Agreement, dated as of July 1, 1999, between
         Plug Power, LLC and KeyBank, N.A.
 *10.25  Installment Sale Agreement, dated as of July 1, 1999, between the Town of Colonie Industrial Development Agency and Plug Power LLC.
  10.26  Trust Indenture, dated as of December 1, 1998, between the Town of
         Colonie Industrial Development Agency and Manufacturers and Traders
         Trust Company, as trustee.
 +10.27  Distribution Agreement, dated as of June 27, 1997, between Plug Power,
         LLC and Edison Development Corporation.
 .10.28  Agreement, dated as of June 27, 1999, between Plug Power, LLC and
         Gary Mittleman.
 .10.29  Agreement, dated as of June 8, 1999, between Plug Power, LLC and
         Louis R. Tomson.
 .10.30  Agreement, dated as of August 6, 1999, between Plug Power, LLC and
         Gregory A. Silvestri.
 .10.31  Agreement, dated as of August 12, 1999, between Plug Power, LLC and
         William H. Largent.
 .10.32  Agreement, dated as of August 20, 1999, between Plug Power, LLC and
         Dr. Manmohan Dhar.
 *10.33  1999 Stock Option and Incentive Plan
 *10.34  Employee Stock Purchase Plan
 +10.35  Agreement, dated as of August 27, 1999, by Plug Power, LLC, Plug Power
         Inc., GE On-Site Power, Inc., GE Power Systems Business of General
         Electric Company, and GE Fuel Cell Systems, L.L.C.
 *11.1   Computation of Income per common share
 *23.1   Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)
 *23.2   Consent of PricewaterhouseCoopers LLP.
 .24.1   Powers of Attorney (included on signature page).
 *27.1   Financial Data Schedule.
 .99.1   Consent of Robert L. Nardelli.

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*  To be filed by amendment to this registration statement.

+  Confidential Treatment requested.

 .  Previously filed.